                                                                    EXHIBIT 23.1



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-61667; 333-32701; 333-67465; 333-83643; and
333-32572) and Form S-8 (Nos. 33-16242; 33-52835; 333-01099; 333-01421;
333-02623; 333-02621; 333-21291; 333-32653; 333-32635; 333-51627; 333-51635;
333-51641; 333-76887; 333-82691; 333-38846; 333-47968; and 333-48532) of U.S.
Bancorp of our report dated April 13, 2001 relating to the consolidated financial statements of U.S. Bancorp and its subsidiaries, which appears in the Current Report on Form 8-K of U.S. Bancorp dated April 17, 2001.


PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
April 20, 2001